Exhibit T3E.5

Goodman Networks Incorporated, et al.

Class 3 Beneficial Holder Ballot

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	) Chapter 11
)
GOODMAN NETWORKS INCORPORATED, et al.,[1]	) Case No. 17-31575 (MI)
)
Debtors.	) (Jointly Administered)
)

BENEFICIAL HOLDER BALLOT FOR ACCEPTING OR REJECTING THE DEBTORS’ JOINT

PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION

CLASS 3—SECURED NOTES CLAIMS

•	IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT, THE VOTING PROCEDURES, OR ANY OF THE SOLICITATION MATERIALS YOU HAVE RECEIVED OR NEED TO OBTAIN ADDITIONAL SOLICITATION MATERIALS, PLEASE CONTACT THE DEBTORS’ NOTICE, CLAIMS, AND BALLOTING AGENT, KURTZMAN CARSON CONSULTANTS LLC (THE “SOLICITATION AGENT”) BY: (A) EMAILING THE SOLICITATION AGENT AT GOODMANBALLOTS@KCCLLC.COM; (B) CALLING THE SOLICITATION AGENT AT 877-833-4150; OR (C) ACCESSING THE SOLICITATION AGENT’S WEBSITE AT HTTP://WWW.KCCLLC.NET/GOODMAN.

•	PLEASE READ AND FOLLOW THE ENCLOSED VOTING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS BALLOT.

•	THIS BALLOT OR, IF APPLICABLE, THE MASTER BALLOT CAST ON YOUR BEHALF, MUST BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT BEFORE 4:00 P.M. (PREVAILING CENTRAL TIME) ON APRIL 3, 2017 (THE “VOTING DEADLINE”). IF THE SOLICITATION AGENT DOES NOT RECEIVE YOUR BALLOT BEFORE THE VOTING DEADLINE, AND UNLESS THE DEBTORS DETERMINE OTHERWISE OR AS PERMITTED BY THE BANKRUPTCY COURT, YOUR VOTE WILL NOT COUNT.

•	IF THE BANKRUPTCY COURT CONFIRMS THE PLAN, IT WILL BIND YOU REGARDLESS OF WHETHER YOU HAVE VOTED.

•	NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BALLOT.

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Goodman Networks Incorporated (9460); Goodman Networks Services, LLC (8389); Multiband Field Services, Inc. (1746). The location of the Debtors’ service address is 2801 Network Blvd., Suite 300 Frisco, Texas 75034.

Goodman Networks Incorporated, et al.

Class 3 Beneficial Holder Ballot

This ballot (the “Ballot”) is being sent to you because the records maintained by your Nominee2 indicate that you are a Beneficial Holder3 of a Class 3 Secured Note Claim as of March 2, 2017 (the “Voting Record Date”), and, accordingly, you have a right to vote to accept or reject the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization (as may be further amended, modified, or supplemented from time to time and including all exhibits or supplements thereto, the “Plan”).4 This Ballot may not be used for any purpose other than for submitting votes with respect to the Plan. If you believe you have received this Ballot in error, please contact the Solicitation Agent at the address or telephone number set forth above.

Your rights are described in the Disclosure Statement for the Debtors’ Joint Prepackaged Plan of Reorganization, dated March 3, 2017 (the “Disclosure Statement”). The Plan and Disclosure Statement are included in the packet you are receiving with this Ballot (collectively, with a pre-addressed, postage pre-paid return envelope, the “Solicitation Package”) in electronic format on the enclosed flash drive. Upon request, the Solicitation Agent will provide paper copies of the Plan and Disclosure Statement at the Debtors’ expense.

You should carefully and thoroughly review the Disclosure Statement and Plan before you vote. You may wish to seek legal advice concerning the Plan and classification and treatment of your Claim under the Plan. Your Claim has been placed in Class 3 under the Plan. If you hold Claims or Interests in more than one Class, you will receive a ballot for each Class in which you are entitled to vote.

IF YOU RECEIVED A BALLOT AND A RETURN ENVELOPE ADDRESSED TO KURTZMAN CARSON CONSULTANTS LLC, YOUR COMPLETED BALLOT MUST BE ACTUALLY RECEIVED BY KURTZMAN CARSON CONSULTANTS LLC BEFORE THE VOTING DEADLINE.

IF YOU RECEIVED A BALLOT AND A RETURN ENVELOPE ADDRESSED TO YOUR NOMINEE, YOUR COMPLETED BALLOT MUST BE SENT TO YOUR NOMINEE, NOT KURTZMAN CARSON CONSULTANTS LLC, ALLOWING SUFFICIENT TIME FOR YOUR NOMINEE TO RECEIVE YOUR BALLOT, COMPLETE A MASTER BALLOT, AND TRANSMIT THE MASTER BALLOT TO KURTZMAN CARSON CONSULTANTS LLC SO THAT IT IS ACTUALLY RECEIVED BEFORE THE VOTING DEADLINE.

Item 1.	Principal Amount of Class 3 Secured Note Claim.

The undersigned hereby certifies that as of the Voting Record Date, it was the Beneficial Holder (or authorized signatory for a Beneficial Holder) of a Class 3 Secured Note Claim in the following aggregate principal amount (insert amount in box below).

$

[2]	“Nominee” means the broker, dealer, commercial bank, trust company, savings and loan, financial institution, or other such party in whose name your beneficial ownership in Class 3 Secured Notes Claims is registered or held of record on your behalf as of the Voting Record Date.
[3]	A “Beneficial Holder” is a beneficial owner of Class 3 Secured Notes Claims whose Claims have not been satisfied prior to the Voting Record Date pursuant to court order or otherwise, as reflected in the records maintained by the Nominees (as defined herein) holding through the Depository Trust Company or other relevant security depository and/or the applicable indenture trustee, as of the Voting Record Date.
[4]	Capitalized terms used and not defined herein have the meaning given to such terms in the Plan.

Goodman Networks Incorporated, et al.

Class 3 Beneficial Holder Ballot

If a Nominee holds your Class 3 Secured Note Claim and you do not know the amount of such holdings, please contact your Nominee immediately.

Item 2.	Vote of Class 3 Secured Note Claim.

The Beneficial Holder of the Class 3 Secured Note Claim set forth in Item 1 votes to (please check one):

Accept the Plan	Reject the Plan

☐	☐

Item 3.	Optional Release Election.

Article VIII.E of the Plan provides for a third party release (the “Third Party Release”):

EFFECTIVE AS OF THE EFFECTIVE DATE, EACH RELEASING PARTY IS DEEMED TO HAVE RELEASED AND DISCHARGED EACH DEBTOR, REORGANIZED DEBTOR, AND RELEASED PARTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED ON BEHALF OF THE DEBTORS, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS (INCLUDING THE MANAGEMENT, OWNERSHIP OR OPERATION THEREOF), THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, INTERCOMPANY TRANSACTIONS, THE EXIT FACILITY, THE SECURED NOTES, THE CASH COLLATERAL ORDER, THE INTERCREDITOR AGREEMENT, THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, ENTRY INTO, OR FILING OF, AS APPLICABLE, THE RSA, THE DISCLOSURE STATEMENT, THE EXIT FACILITY, THE NEW SECURED NOTES, THE GOODMAN MBE GROUP CONSULTING CONTRACTS, THE NEW EQUITY DOCUMENTS, THE PLAN, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RSA, THE EXIT FACILITY, THE NEW SECURED NOTES, THE GOODMAN MBE GROUP CONSULTING CONTRACTS, THE NEW EQUITY DOCUMENTS, OR THE PLAN (INCLUDING, FOR THE AVOIDANCE OF DOUBT, PROVIDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT, OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY RELEASED PARTY ON THE PLAN OR THE CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION), THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT, OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUTES ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, EACH SOLELY TO THE EXTENT AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN. NOTWITHSTANDING THE FOREGOING, THE THIRD-PARTY RELEASE WITH RESPECT TO EACH DEBTOR AND REORGANIZED DEBTOR AS A

Goodman Networks Incorporated, et al.

Class 3 Beneficial Holder Ballot

“RELEASED PARTY” DOES NOT WAIVE OR RELEASE ANY RIGHT, DEFENSE, CLAIM, OR CAUSE OF ACTION BY ANY RELEASING PARTY ARISING IN THE ORDINARY COURSE OF BUSINESS OR UNDER ANY CURRENT OR FORMER AGREEMENT BETWEEN THE RELEASING PARTY AND THE DEBTOR OR REORGANIZED DEBTOR THAT HAS NOT OTHERWISE BEEN RELEASED, SATISFIED, OR DISCHARGED UNDER THE PLAN.

IMPORTANT INFORMATION REGARDING THE THIRD PARTY RELEASE

UNDER THE PLAN, “RELEASING PARTIES” MEANS, COLLECTIVELY, (A) EACH OF THE DEBTORS; (B) EACH OF THE CONSENTING PARTIES; (C) THE GOODMAN MBE GROUP ENTITY; (D) EACH OF THE MEMBERS OF THE GOODMAN MBE GROUP; (E) EACH OF THE EXIT FACILITY LENDERS; (F) THE EXIT FACILITY AGENT; (G) THE INDENTURE TRUSTEE; (H) THE NEW INDENTURE TRUSTEE; (I) AT&T; (J) ALL HOLDERS OF CLAIMS OR INTERESTS THAT VOTE TO ACCEPT THE PLAN; (K) ALL HOLDERS OF CLAIMS OR INTERESTS THAT ABSTAIN FROM VOTING ON THE PLAN AND WHO DO NOT OPT OUT OF THE RELEASES PROVIDED BY THE PLAN; (L) ALL HOLDERS OF CLAIMS OR INTERESTS THAT VOTE TO REJECT THE PLAN AND WHO DO NOT OPT OUT OF THE RELEASES PROVIDED BY THE PLAN; (M) WITH RESPECT TO EACH OF THE DEBTORS, THE REORGANIZED DEBTORS, AND EACH OF THE FOREGOING ENTITIES IN CLAUSES (A) THROUGH (L), SUCH ENTITY AND ITS CURRENT AND FORMER AFFILIATES, AND SUCH ENTITIES’ AND THEIR CURRENT AND FORMER AFFILIATES’ CURRENT AND FORMER DIRECTORS, MANAGERS, OFFICERS, EQUITY HOLDERS (REGARDLESS OF WHETHER SUCH INTERESTS ARE HELD DIRECTLY OR INDIRECTLY), PREDECESSORS, SUCCESSORS, AND ASSIGNS, SUBSIDIARIES, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER EQUITY HOLDERS, OFFICERS, DIRECTORS, MANAGERS, PRINCIPALS, MEMBERS, EMPLOYEES, AGENTS, ADVISORY BOARD MEMBERS, FINANCIAL ADVISORS, PARTNERS, ATTORNEYS, ACCOUNTANTS, INVESTMENT BANKERS, CONSULTANTS, REPRESENTATIVES, AND OTHER PROFESSIONALS, EACH IN THEIR CAPACITY AS SUCH COLLECTIVELY.

AS A “RELEASING PARTY” UNDER THE PLAN, YOU ARE DEEMED TO PROVIDE THE RELEASES CONTAINED IN ARTICLE VIII.E OF THE PLAN, AS SET FORTH ABOVE. YOU MAY CHECK THE BOX BELOW TO ELECT NOT TO GRANT THE RELEASE CONTAINED IN ARTICLE VIII.E OF THE PLAN ONLY IF THE COURT DETERMINES THAT YOU HAVE THE RIGHT TO OPT-OUT OF THE RELEASES AND ONLY IF YOU CHECK THE BOX BELOW AND (A) SUBMIT THE BALLOT BUT ABSTAIN FROM VOTING TO ACCEPT OR REJECT THE PLAN OR (B) VOTE TO REJECT THE PLAN. REGARDLESS OF WHETHER THE COURT DETERMINES THAT YOU HAVE A RIGHT TO OPT-OUT OF THE RELEASES, IF YOU (A) VOTE TO ACCEPT THE PLAN, (B) FAIL TO SUBMIT A BALLOT BY THE VOTING DEADLINE, (C) SUBMIT THE BALLOT BUT ABSTAIN FROM VOTING TO ACCEPT OR REJECT THE PLAN WITHOUT CHECKING THE BOX BELOW, OR (D) VOTE TO REJECT THE PLAN WITHOUT CHECKING THE BOX BELOW, IN EACH CASE YOU WILL BE DEEMED TO CONSENT TO THE RELEASES SET FORTH IN ARTICLE VIII.E OF THE PLAN. THE ELECTION TO WITHHOLD CONSENT TO GRANT SUCH RELEASE IS AT YOUR OPTION.

☐ The undersigned elects to OPT OUT of the Third Party Release

Goodman Networks Incorporated, et al.

Class 3 Beneficial Holder Ballot

Item 4.	Class 3 Secured Notes Claims held in Additional Accounts.

By returning this Ballot, the Beneficial Holder of the Secured Notes Claims identified in Item 1 certifies that (a) this Ballot is the only Ballot submitted for the Secured Notes Claims owned by such Beneficial Holder as indicated in Item 1, except for the Secured Notes Claims identified in the following table, and (b) all Ballots for Secured Notes Claims submitted by the Beneficial Holder indicate the same vote to accept or reject the Plan that the Beneficial Holder has indicated in Item 2 of this Ballot (please use additional sheets of paper if necessary). To be clear, if any Beneficial Holder holds Secured Notes Claims through one or more Nominees, such Beneficial Holder must identify all Secured Notes Claims held through each Nominee in the following table, and must confirm the same vote to accept or reject the Plan on all Ballots submitted.

ONLY COMPLETE THIS ITEM 4 IF YOU HAVE SUBMITTED OTHER BALLOTS

Account Number	Name of Holder[5]	Principal Amount of Other Class 3 Secured Notes Claims Voted

Item 5.	Certifications.

Upon execution of this Ballot, the undersigned certifies that:

1.	as of the Voting Record Date, it was the Beneficial Holder (or authorized signatory for a Beneficial Holder) of the Class 3 Secured Note Claim set forth in Item 1;

2.	it is eligible to be treated as the Holder of the Class 3 Secured Note Claim set forth in Item 1 for the purposes of voting on the Plan;

3.	it has received a copy of the Solicitation Package and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth therein;

4.	it has not relied on any statement made or other information received from any person with respect to the Plan other than the information contained in the Solicitation Package materials;

5.	it has cast the same vote with respect to each of the Holder’s Class 3 Secured Notes Claims;

6.	it understands the treatment provided for its Class 3 Secured Notes Claims under the Plan;

7.	it understands the recoveries provided for in the Plan are expressly conditioned upon confirmation and consummation of the Plan;

8.	it acknowledges and agrees that the Debtors may make conforming changes to the Plan as may be reasonably necessary, provided that the Debtors will not re-solicit acceptances or rejections of the Plan in the event of such conforming changes unless otherwise required to by the Bankruptcy Court;

[5]	Insert your name if the Class 3 Secured Note Claim is held by you in record name or, if held in street name, insert the name of your Nominee.

Goodman Networks Incorporated, et al.

Class 3 Beneficial Holder Ballot

9.	it understands and acknowledges that only the latest-dated Ballot cast prior to the Voting Deadline with respect to the Class 3 Secured Notes Claims set forth in Item 1 will be counted, and, if any other Ballot has been previously cast with respect to the Class 3 Secured Note Claim set forth in Item 1, such other Ballot shall be deemed revoked;

10.	it understands and acknowledges that the securities being distributed pursuant to the Plan are not being distributed pursuant to a registration statement filed with the United States Securities and Exchange Commission, and that such securities will be acquired for the Holder’s own account and not with a view to any distribution of such securities in violation of the United States Securities Act of 1933;

11.	it understands and acknowledges that any New Common Stock or PIK Preferred Stock issued pursuant to the Plan shall be subject to a Shareholders Agreement, the terms of which will be disclosed in the Plan Supplement in accordance with the terms of the Plan (please see the Plan and Disclosure Statement for further information); and

12.	it understands and acknowledges that all authority conferred or agreed to be conferred pursuant to this Ballot, and every obligation of the Holder hereunder, shall be binding upon the transferees, successors, assigns, heirs, executors, administrators, and legal representatives of the Holder and shall not be affected by, and shall survive, the death or incapacity of the Holder.

Item 6.	Holder Information and Signature.

BALLOT COMPLETION INFORMATION — COMPLETE THIS SECTION

Name of Beneficial Holder:

Social Security Number or Federal Tax Identification Number (optional)

Signature:

Signatory Name (if other than the Beneficial Holder):

Title:

Address:

Email Address:

Date Completed:

PLEASE COMPLETE, SIGN, AND DATE THIS BALLOT AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED TO THE ADDRESSEE SPECIFIED THEREON. THIS BALLOT OR, IF APPLICABLE, THE MASTER BALLOT CAST ON YOUR BEHALF, MUST BE COMPLETED, EXECUTED, AND RETURNED SO THAT IT IS ACTUALLY RECEIVED BY THE SOLICITATION AGENT PRIOR TO THE VOTING DEADLINE.

Goodman Networks Incorporated, et al.

Class 3 Beneficial Holder Ballot

INSTRUCTIONS FOR COMPLETING THIS BALLOT

1.	The Debtors are soliciting the votes of Holders of Class 3 Secured Notes Claims with respect to the Plan. The Plan and Disclosure Statement are included in the packet you are receiving with the Ballot. Capitalized terms used and not defined herein have the meaning given to such terms in the Plan.

2.	The Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by the Holders of two-thirds in amount and more than one-half in number of claims in each class that vote on the Plan, and by the Holders of two-thirds in amount of equity security interests in each class that vote on the Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Plan if it finds that the Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

3.	To ensure that your vote is counted, you must deliver your Ballot to the following:

a.	If you received a Ballot and return envelope addressed to your Nominee, you must return your completed Ballot directly to your Nominee in accordance with the instructions provided by your Nominee, and, in any event, in sufficient time to permit your Nominee to deliver your votes on a completed Master Ballot so that it is actually received by the Solicitation Agent before the Voting Deadline.

b.	If you received a Ballot and a return envelope addressed to the Solicitation Agent, you must deliver your completed Ballot directly to the Solicitation Agent by using the enclosed return envelope addressed to Kurtzman Carson Consultants LLC so as to be actually received by the Solicitation Agent before the Voting Deadline.

4.	If you choose to abstain from voting your Class 3 Secured Note Claims but wish to opt-out of the Third Party Release, you must indicate your intent to opt-out of the third party release on the Ballot, and return the Ballot to the Solicitation Agent or your Nominee, as applicable, in accordance with these instructions.

5.	Any ballot received by the Solicitation Agent (including via a Nominee on a Master Ballot) after the Voting Deadline will not be counted unless the Debtors determine otherwise or as permitted by the Bankruptcy Court. Except as otherwise provided herein, such delivery will be deemed made only when Kurtzman Carson Consultants LLC actually receives the executed Ballot or Master Ballot, as applicable. In all cases, Holders should allow sufficient time to assure timely delivery. No Ballot should be sent to the Debtors or the Debtors’ financial or legal advisors.

6.	If you deliver multiple Ballots to the Solicitation Agent or Nominee, as applicable, the last Ballot timely received will supersede and revoke any earlier received Ballot.

7.	The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan or to abstain from voting and opt-out of the release by Holders of Claims and Interests provided by the Plan. Accordingly, at this time, creditors should not surrender certificates or instruments representing or evidencing their Claims or Interests, and neither the Debtors nor the Solicitation Agent will accept delivery of any such certificates or instruments surrendered together with a Ballot.

8.	This Ballot does not constitute, and shall not be deemed to be: (a) a Proof of a Claim or Interest; or (b) an assertion or admission of a Claim or Interest.

9.	You must vote all of your Claims or Interests within a particular Class either to accept or reject the Plan (you may not split your vote).

10.	Please be sure to sign and date your Ballot. If you are signing a Ballot in your capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation, or otherwise acting in a fiduciary or representative capacity, you should indicate such capacity when signing and, if requested by the Solicitation Agent or the Debtors, must submit proper evidence to the requesting party to so act on behalf of such Nominee or Beneficial Holder. In addition, please provide your name and mailing address if it is different from that set forth on the attached mailing label or if no such mailing label is attached to the Ballot.

Goodman Networks Incorporated, et al.

Class 3 Beneficial Holder Ballot

11.	If you hold Claims or Interests in more than one Class under the Plan, or in multiple accounts, you may receive more than one Ballot coded for each different Class or account. Each Ballot votes only your Claims or Interests indicated on that Ballot. Please complete and return each Ballot you receive.

12.	The following Ballots or Master Ballots, as applicable, shall not be counted in determining the acceptance or rejection of the Plan: (a) any Ballot or Master Ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim; (b) any Ballot or Master Ballot not actually received by the Solicitation Agent before the Voting Deadline, unless the Debtors determine otherwise or as permitted by the Bankruptcy Court; (c) any unsigned Ballot or Master Ballot; (d) any Ballot or Master Ballot that does not contain an original signature; (e) any Ballot or Master Ballot that partially rejects and partially accepts the Plan; (f) any Ballot or Master Ballot not marked to accept, reject, or abstain from voting on the Plan or marked both to accept and reject the Plan; and (g) any Ballot or Master Ballot superseded by a later, timely submitted valid Ballot.

13.	If you believe you have received the wrong Ballot, you should contact the Solicitation Agent immediately at 877-833-4150.

PLEASE MAIL YOUR BALLOT PROMPTLY!

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES,

PLEASE CONTACT THE SOLICITATION AGENT

AT 877-833-4150